Exhibit 99.1

Investor Relations Contact:
James Redfern
(650) 463-6288
James.Redfern@Workday.com

Media Contact:
Eric Glass
(415) 432-3056
Eric.Glass@Workday.com

Workday Announces Fiscal 2017 First Quarter Financial Results

Total Revenues of $345.4 Million, Up 38% Year Over Year

Subscription Revenues of $280.0 Million, Up 39% Year Over Year

PLEASANTON, CALIF. - May 31, 2016 - Workday, Inc. (NYSE: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced results for the fiscal first quarter ended April 30, 2016.

•	Total revenues were $345.4 million, an increase of 38% from the first quarter of fiscal 2016. Subscription revenues were $280.0 million, an increase of 39% from the same period last year.

•
Operating loss was $73.6 million, or negative 21% of revenues, compared to an operating loss of $53.4 million, or negative 21% of revenues, in the same period last year. Non-GAAP operating profit for the first quarter was $11.1 million, or 3% of revenues, compared to a non-GAAP operating loss of $2.1 million last year, or negative 0.8% of revenues.[1]

•
Net loss per basic and diluted share was $0.41, compared to a net loss per basic and diluted share of $0.33 in the first quarter of fiscal 2016. Non-GAAP net income per diluted share was $0.05, compared to a non-GAAP net loss per basic and diluted share of $0.02 for the same period last year.[1]

•
Operating cash flows for the first quarter were $161.5 million and free cash flows were $127.0 million. For the trailing twelve months, operating cash flows were $327.9 million and free cash flows were $188.1 million.[2]

•	Cash, cash equivalents and marketable securities were approximately $2.1 billion as of April 30, 2016. Unearned revenues were $926.1 million, a 42% increase from last year.

“We delivered great results and growth across all of our products in the first quarter,” said Aneel Bhusri, co-founder and CEO, Workday. “We continue to see increased customer adoption of Workday Financial Management as well as strong demand in EMEA and APJ as more organizations take finance and HR to the cloud. We are on track to deliver innovative new products - Workday Planning, Workday Learning, and Workday Student - later this year, which we believe will accelerate our momentum based on extremely positive customer feedback and interest.”
“We started fiscal 2017 with strong first quarter results,” said Robynne Sisco, chief financial officer, Workday. “We generated record quarterly revenues as well as strong billings growth and trailing twelve month operating cash flows. Looking ahead, we anticipate second quarter total revenues to be within a range of $371 to $373 million or growth of 31% to 32% as compared to the prior year.”

Recent Highlights

•
Workday announced the general availability of Workday Payroll for France as part of its latest feature release, Workday 26. The new application builds on the success of Workday Payroll for the U.S., Workday Payroll for Canada, and Workday Payroll for the UK by enabling organizations with employees in France to streamline the payroll process and address the full spectrum of enterprise payroll needs.

•
Additionally in Workday 26, Workday announced the general availability of new finance-and workforce-related scorecards and dashboards to help customers harness the power of real-time transactional data and predictive analytics to make smarter decisions that will help them better manage their finances, people, and projects.

•	To support continued customer demand globally, Workday announced it has expanded operations to support businesses headquartered in Spain, and has opened a new office in Madrid.

•
Workday announced the appointment of Diana McKenzie as the company's chief information officer (CIO) as well as the promotion of Robynne Sisco to chief financial officer (CFO). Both Diana and Robynne report to Workday Co-President Mark Peek.

Workday plans to host a conference call today to review its first quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 2:00 p.m. PT/ 5:00 p.m. ET and can be accessed via webcast or through the company’s Investor Relations website at www.workday.com/investorrelations. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 45 days.

1Non-GAAP operating profit (loss) and non-GAAP net income (loss) per share exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, and debt discount and issuance costs associated with convertible notes. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

2Free cash flows are defined as operating cash flows minus capital expenditures (excluding owned real estate investments). See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

About Workday
Workday is a leading provider of enterprise cloud applications for finance and human resources. Founded in 2005, Workday delivers financial management, human capital management, and analytics applications designed for the world's largest companies, educational institutions, and government agencies. More than 1,000 organizations, ranging from medium-sized businesses to Fortune 50 enterprises, have selected Workday.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to Workday’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding Workday’s second quarter revenue projections. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) breaches in our security measures, unauthorized access to our customers’ data or disruptions in our data center operations; (ii) our ability to manage our growth effectively; (iii) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (iv) the development of the market for enterprise cloud services; (v) acceptance of our applications and services by customers; (vi) adverse changes in general economic or market conditions; (vii) delays or reductions in information technology spending; (viii) our limited operating history, which makes it difficult to predict future results; and (ix) changes in sales may not be immediately reflected in our results due to our subscription model. Further information on risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (SEC), including our Form 10-K for the fiscal year ended January 31, 2016 and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website or other press releases or public statements that are not currently available are subject to change at Workday's discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

© 2016. Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Workday, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	April 30, 2016	January 31, 2016
Assets
Current assets:
Cash and cash equivalents	$404,604	$300,087
Marketable securities	1,675,486	1,669,372
Accounts receivable, net	193,100	293,407
Deferred costs	21,534	21,817
Prepaid expenses and other current assets	77,407	77,625
Total current assets	2,372,131	2,362,308
Property and equipment, net	254,697	214,158
Deferred costs, noncurrent	29,272	30,074
Goodwill and acquisition-related intangible assets, net	64,887	65,816
Other assets	55,166	57,738
Total assets	$2,776,153	$2,730,094
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$18,975	$19,605
Accrued expenses and other current liabilities	66,372	43,122
Accrued compensation	86,819	91,211
Unearned revenue	798,086	768,741
Total current liabilities	970,252	922,679
Convertible senior notes, net	514,075	507,476
Unearned revenue, noncurrent	127,970	130,988
Other liabilities	35,700	32,794
Total liabilities	1,647,997	1,593,937
Stockholders’ equity:
Common stock	195	193
Additional paid-in capital	2,329,904	2,247,454
Accumulated other comprehensive income (loss)	(9,032)	799
Accumulated deficit	(1,192,911)	(1,112,289)
Total stockholders’ equity	1,128,156	1,136,157
Total liabilities and stockholders’ equity	$2,776,153	$2,730,094

Workday, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2016	2015
Revenues:
Subscription services	$280,003	$200,993
Professional services	65,427	49,964
Total revenues	345,430	250,957
Costs and expenses(1):
Costs of subscription services	49,200	31,782
Costs of professional services	59,427	46,132
Product development	141,778	99,335
Sales and marketing	127,491	94,895
General and administrative	41,183	32,217
Total costs and expenses	419,079	304,361
Operating loss	(73,649)	(53,404)
Other expense, net	(5,838)	(7,236)
Loss before provision for income taxes	(79,487)	(60,640)
Provision for income taxes	1,135	918
Net loss	$(80,622)	$(61,558)
Net loss per share, basic and diluted	$(0.41)	$(0.33)
Weighted-average shares used to compute net loss per share, basic and diluted	194,529	187,390

(1) Costs and expenses include share-based compensation expenses as follows:
Costs of subscription services	$4,397	$2,048
Costs of professional services	5,293	3,454
Product development	32,968	20,811
Sales and marketing	19,002	8,365
General and administrative	16,575	12,596

Workday, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2016	2015
Cash flows from operating activities
Net loss	$(80,622)	$(61,558)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	26,124	18,569
Share-based compensation expenses	78,235	47,274
Amortization of deferred costs	5,873	4,625
Amortization of debt discount and issuance costs	6,599	6,250
Other	(318)	737
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable	101,047	59,717
Deferred costs	(4,788)	(3,501)
Prepaid expenses and other assets	(776)	(7,670)
Accounts payable	(1,722)	2,752
Accrued expense and other liabilities	5,545	4,325
Unearned revenue	26,269	20,679
Net cash provided by (used in) operating activities	161,466	92,199
Cash flows from investing activities
Purchases of marketable securities	(633,956)	(385,575)
Maturities of marketable securities	625,588	281,407
Sales of available-for-sale securities	200	10,000
Owned real estate investments	(18,986)	—
Capital expenditures, excluding owned real estate investments	(34,478)	(28,320)
Purchases of cost method investments	(100)	—
Other	388	—
Net cash provided by (used in) investing activities	(61,344)	(122,488)
Cash flows from financing activities
Proceeds from issuance of common stock from employee equity plans	3,381	3,564
Principal payments on capital lease obligations	—	(1,448)
Other	376	417
Net cash provided by (used in) financing activities	3,757	2,533
Effect of exchange rate changes	638	48
Net increase (decrease) in cash and cash equivalents	104,517	(27,708)
Cash and cash equivalents at the beginning of period	300,087	298,192
Cash and cash equivalents at the end of period	$404,604	$270,484
Supplemental cash flow data
Cash paid for interest	$4	$33
Cash paid for taxes	581	616
Non-cash investing and financing activities:
Vesting of early exercise stock options	$460	$472
Property and equipment, accrued but not paid	21,507	9,298
Non-cash additions to property and equipment	521	1,860

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended April 30, 2016
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$49,200	$(4,397)	$(319)	$—	$44,484
Costs of professional services	59,427	(5,293)	(490)	—	53,644
Product development	141,778	(32,968)	(3,794)	—	105,016
Sales and marketing	127,491	(19,002)	(1,090)	—	107,399
General and administrative	41,183	(16,575)	(812)	—	23,796
Operating income (loss)	(73,649)	78,235	6,505	—	11,091
Operating margin	(21.3)%	22.6%	1.9%	—%	3.2%
Other income (expense), net	(5,838)	—	—	6,599	761
Income (loss) before provision for income taxes	(79,487)	78,235	6,505	6,599	11,852
Provision for income taxes	1,135	—	—	—	1,135
Net income (loss)	$(80,622)	$78,235	$6,505	$6,599	$10,717
Net income (loss) per share (1)	$(0.41)	$0.38	$0.04	$0.04	$0.05
(1) GAAP net loss per share calculated based upon 194,529 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share calculated based upon 212,863 diluted weighted-average shares of common stock.
(2) Other operating expenses include total employer payroll tax-related items on employee stock transactions of $5.2 million, and amortization of acquisition-related intangible assets of $1.3 million recorded as part of product development expenses.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended April 30, 2015
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses(2)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$31,782	$(2,048)	$(186)	$—	$29,548
Costs of professional services	46,132	(3,454)	(354)	—	42,324
Product development	99,335	(20,811)	(2,313)	—	76,211
Sales and marketing	94,895	(8,365)	(631)	—	85,899
General and administrative	32,217	(12,596)	(587)	—	19,034
Operating income (loss)	(53,404)	47,274	4,071	—	(2,059)
Operating margin	(21.3)%	18.9%	1.6%	—%	-0.8%
Other income (expense), net	(7,236)	—	—	6,250	(986)
Income (loss) before provision for income taxes	(60,640)	47,274	4,071	6,250	(3,045)
Provision for income taxes	918	—	—	—	918
Net income (loss)	$(61,558)	$47,274	$4,071	$6,250	$(3,963)
Net income (loss) per share, basic and diluted (1)	$(0.33)	$0.25	$0.02	$0.04	$(0.02)
(1) Calculated based upon 187,390 basic and diluted weighted-average shares of common stock.
(2) Other operating expenses include total employer payroll tax-related items on employee stock transactions of $3.8 million, and amortization of acquisition-related intangible assets of $0.3 million recorded as part of product development expenses.

Workday, Inc.
Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows
(A Non-GAAP Financial Measure)
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2016	2015
Net cash provided by (used in) operating activities	$161,466	$92,199
Capital expenditures, excluding owned real estate investments	(34,478)	(28,320)
Free cash flows	$126,988	$63,879

	Trailing Twelve Months Ended April 30,
	2016	2015
Net cash provided by (used in) operating activities	$327,904	$172,505
Capital expenditures, excluding owned real estate investments	(139,825)	(122,093)
Free cash flows	$188,079	$50,412

About Non-GAAP Financial Measures
To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating income (loss), non-GAAP net income (loss) per share and free cash flows. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. The non-GAAP financial measures of non-GAAP operating income (loss) and non-GAAP net income (loss) per share differ from GAAP in that they exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization of acquisition-related intangible assets, and non-cash interest expense related to our convertible senior notes. Free cash flows differ from GAAP cash flows from operating activities in that it treats capital expenditures (excluding owned real estate investments) as a reduction to cash flows.
Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash flows generated by normal recurring activities to make strategic acquisitions and investments, to fund ongoing operations and to fund other capital expenditures, after our owned real estate investments.
Management believes excluding the following items from the GAAP Condensed Consolidated Statement of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•
Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. For restricted stock unit awards, the amount of share-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Moreover, determining the fair value of certain of the share-based instruments we utilize involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related share-based awards. Unlike cash compensation, the value of stock options and shares offered under our Employee Stock Purchase Plan, which are elements of our ongoing share-based compensation expenses, is determined using a complex formula that incorporates factors, such as market volatility and forfeiture rates, that are beyond our control.

•
Other Operating Expenses. Other operating expenses includes employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of the ongoing operations.

•
Amortization of debt discount and issuance costs. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes that were issued in private placements in June 2013. Accordingly, for GAAP purposes we are required to recognize the effective interest expense on our convertible senior notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense, and the amortization expense of issuance costs are excluded from management’s assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of the company’s operational performance.

Additionally, we believe that the non-GAAP financial measure, free cash flows, is meaningful to investors because we review cash flows generated from or used in operations after deducting certain capital expenditures that are considered to be an ongoing operational component of our business. Capital expenditures deducted from cash flows from operations do not include purchases of land and buildings, and construction costs of our new development center and of other owned buildings. We exclude these owned real estate investments as they are infrequent, non-recurring in nature and distinctly separate from our ongoing business operations. This provides an enhanced view of cash available to make strategic acquisitions and investments, to fund ongoing operations and to fund other capital expenditures, after our owned real estate investments.

The use of non-GAAP operating income (loss) and non-GAAP net income (loss) per share measures has certain limitations as they do not reflect all items of income and expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.